Exhibit 10.12

BOND PURCHASE LOAN AGREEMENT

This BOND PURCHASE LOAN AGREEMENT (this “Agreement”), dated as of December 1, 2016, is by and between the PUTNAM DEVELOPMENT AUTHORITY (the “Issuer”), a development authority and public body corporate and politic, created and existing under the laws of the State of Georgia (the “State”), and LEGACY HOUSING, LTD, a Texas limited partnership, in its capacity as the lessee (the “Company”) of the Project referred to herein, and its successors and assigns as such lessee, and in its capacity as the purchaser (the “Purchaser”) of the hereinafter-described revenue bond of the Issuer.

W I T N E S S E T H:

WHEREAS, the Issuer is a development authority and public body corporate and politic duly created by local amendment to the Georgia Constitution, 1968 Ga. L. p. 1860, continued by 1985 Ga. L. p. 3955 (collectively, the “Act”); and

WHEREAS, the Act provides that the Issuer is created for the public purpose, among other purposes, of encouraging and promoting the expansion of industry, agriculture, trade, commerce and recreation within Putnam County (the “County”), and is authorized by the Act to issue its revenue bonds to finance land, buildings and related personal property to be located in the County; the Issuer’s revenue bonds are to be issued and validated under and in accordance with the applicable provisions of the Revenue Bond Law (O.C.G.A. § 36-82-60, et seq.); and

WHEREAS, the Act further authorizes and empowers the Issuer: (i) to lease any such projects; (ii) to pledge, convey, assign, hypothecate or otherwise encumber such projects and the revenues therefrom as security for the Issuer’s revenue bonds; (iii) to receive and administer grants; and (iv) to do any and all acts and things necessary or convenient to accomplish the purpose and powers of the Issuer; and

WHEREAS, the Issuer proposes to issue its revenue bond (the “Bond”) in a maximum principal amount of $10,000,000 (the “Maximum Principal Amount”), to be issued as a single Bond in the form of a draw-down instrument to be designated “Putnam Development Authority Taxable Industrial Development Revenue Bond (Legacy Housing, LTD Project), Series 2016,” which shall mature on December 1, 2021 and shall bear interest at a rate per annum of six percent (6.00%), which interest shall be payable on December 1 of each year, commencing on the first December 1 following the issuance of the Bond, and on each December 1 thereafter, with the final interest payment being due on the maturity date of the Bond. The Bond is secured by that certain Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, of even date herewith (the “Security Document”), granted by the Issuer to the Purchaser. The Bond shall be in substantially the form set forth in Exhibit A to the Bond Resolution (hereinafter defined), with such variations, omissions, substitutions, legends and insertions as may be approved by the official of the Issuer who executes such Bond and by the Purchaser; and

WHEREAS, the Bond is to be issued to acquire land, one or more buildings and related improvements, building fixtures, building equipment, production equipment and other personal property (collectively, the “Project”) in the County; the Project is to be owned by the Issuer and leased to the Company for use by the Company as a manufacturing facility; and

WHEREAS, the Project shall be leased to the Company under a Lease Agreement (the “Lease”), under the terms of which the Company will pay Basic Rent payments and other payments at such times and in such amounts as will be required to pay debt service on the Bond as and when the same becomes due, subject to the terms and conditions of the Lease and the Bond Resolution permitting constructive payment of same; the Lease shall become effective upon the delivery thereof and its final renewal term is to end upon the final maturity of the Bond or, if sooner redeemed pursuant to the Bond Resolution or the Bond, the date of redemption, and in any event, subject to that certain Option Agreement between the Issuer and the Company dated of even date herewith; and

WHEREAS, pursuant to the resolution adopted by the Issuer (the “Bond Resolution”) authorizing the issuance of the Bond and the execution of this Agreement and the other Issuer Documents (defined in the Bond Resolution) relating to the Bond, including without limitation, the Security Document, the Issuer is pledging, as security for the payment of the Bond, the Pledged Security therefor, including, but not limited to, the Project and any portions thereof acquired by the proceeds of the Bond, all of the Basic Rent payments and any termination payments to be received by the Issuer under the Lease, the Issuer’s interest in the Lease (except for certain Unassigned Rights), and the Net Proceeds of certain casualty insurance and eminent domain awards and other amounts to be held in the Project Fund and Sinking Fund created by the Bond Resolution for such Bond, and investment income and proceeds of the foregoing; and

WHEREAS, all capitalized terms used herein and which are not defined herein shall be defined as set forth in the Bond Resolution and in the Exhibits thereto; and

WHEREAS, the Purchaser desires to purchase the Bond and to advance funds or transfer items of property or other legal consideration to the Issuer hereunder, initially on the date of issuance of the Bond and thereafter from time to time until the Expiration Date (defined below).

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.             THE CREDIT FACILITY AND THE COMMITMENT AMOUNT: The Purchaser agrees to purchase the Bond and in connection therewith to provide to the Issuer a credit facility (the “Credit Facility”) of up to the Maximum Principal Amount of the Bond on the following terms and conditions.

2.             ADVANCES: Advances under the Credit Facility may be made only with respect to costs of the Project and costs of issuance of the Bond. Such advances shall be made in cash or in property or both. An initial advance shall be made with respect to the Bond on the date the Bond is issued; all or some portion of such advance may be made in cash to pay or to reimburse issuance costs relating to the Bond. Thereafter, from time to time to, and including, the Expiration Date, the Issuer may make one or more requests for advances with respect to the Bond which shall, when aggregated with prior advances, not exceed the Maximum Principal Amount of the Bond. Costs incurred by the Purchaser for costs of the Project shall be deemed to have been advanced by the Purchaser to the Issuer hereunder with respect to the Bond and immediately disbursed by the Issuer to reimburse the Purchaser for such costs. Any amounts advanced in cash under the Credit Facility with respect to the Bond shall be used to pay or to reimburse the Issuer or the Company, as applicable, for Costs of the Project and transaction costs of issuing the Bond. For purposes of the foregoing and all other purposes related to the Bond, “Costs of the Project,” “Purchaser’s cost of such items,” and “cost to the Company,” as mentioned in the attached form of Certificate and Requisition for Payment, shall be the Purchaser’s actual cost.

Advances under the Credit Facility shall be made upon the written Request for Advance in the form attached hereto as Exhibit A, executed by an authorized representative of the Company, as agent of the Issuer, which shall be delivered to the Purchaser at its notice address by mail, courier, hand delivery or fax; such Request for Advance shall be accompanied by a copy of one or more requisitions (in the form provided at the end of Exhibit A hereto), submitted by the Company, as agent of the Issuer, which are in an aggregate amount equal to the amount of the advance being requested. It shall not be necessary for the Company to attach to said Request for Advance or requisitions evidence of cost of the property with respect to which the requested advance is made, but the Purchaser, at the written request of the Issuer, shall make such information available to the Issuer.

Requests for Advances with respect to the Bond shall be promptly honored, provided that (i) the conditions precedent set forth in Section 7 below shall have been satisfied at the time of each advance, (ii) the gross amount requested in such Request for Advance, plus the aggregate gross amounts of all prior advances with respect to the Bond shall not exceed the Maximum Principal Amount of the Bond, and (iii) the Request for Advance is received on or before the Expiration Date. The Purchaser shall be entitled to rely upon any Request for Advance which the Purchaser reasonably believes in good faith to have been signed by the proper person. In addition, the Purchaser shall have no obligation to, but may if it so elects, fund any advance under the Credit Facility if an “Event of Default” (being an “Event of Default” as defined in the Bond Resolution or in any of the Issuer Documents or Company Documents) has occurred and is continuing on and as of such date.

3.             COMMENCEMENT DATE: The commencement date of the Credit Facility shall be the date of issuance of the Bond (the date set forth above being merely for purposes of reference).

4.             EXPIRATION DATE: The “Expiration Date” shall be the earliest of (i) the date the Maximum Principal Amount of the Bond has been advanced, (ii) the date the Bond is retired, or (iii) the date the Company delivers a written notice to the Issuer and the Purchaser that it will make no further request for advances hereunder. The Purchaser shall not make any further advances to the Issuer under the Credit Facility with respect to Requests for Advances received after the Expiration Date.

5.             UTILIZATION; THE BOND: All advances in cash or in other legal consideration under the Credit Facility shall be evidenced by the Bond, which shall be issued in the form of a draw-down instrument in substantially the form reviewed by the Purchaser and approved by the Bond Resolution, with such modifications, if any, as are acceptable to the Issuer and the Purchaser, the Issuer’s approval of such modifications, if any, to be conclusively presumed by the execution and delivery thereof, and the Purchaser’s acceptance of such modifications, if any, to be conclusively presumed by the Purchaser’s acceptance of the Bond. The Bond shall be registered in the name of the Purchaser.

6.             ISSUANCE FEE: In connection with the issuance of the Bond, the Issuer has waived its normal issuance fee.

7.             TRANSACTION COSTS. The Issuer shall be responsible for payment of the following transaction costs relating to the issuance of the Bond: (i) the reasonable legal fees and disbursements of Bond Counsel; (ii) the reasonable legal fees and disbursements of Issuer’s Counsel; and (iii) the court costs relating to validation of the Bond and recording and filing fees. The Company shall be responsible for payment of the reasonable legal fees and disbursements of the Company’s counsel related to the Bond.

8.             CONDITIONS PRECEDENT: The Purchaser’s obligation to fund the initial advance hereunder with respect to the Bond shall be subject to its receipt from the Issuer of the duly executed Bond, together with an approving Bond Counsel opinion of Seyfarth Shaw LLP, which shall be in form and substance reasonably acceptable to the Purchaser.

9.             INVESTMENT: By acceptance hereof, the Purchaser understands, represents and agrees that: (i) the obligations of the Issuer under the Bond and under the related Issuer Documents, are special and limited obligations payable solely from the Pledged Security for the Bond; (ii) the obligations of the Issuer under the Bond and under the Issuer Documents, and the obligations of the Company under the Company Documents and any other obligations that would constitute “separate securities” relating to the Bond (collectively, herein called the “securities”) have not been registered under the Federal Securities Act of 1933, the Securities and Exchange Act of 1934, the Georgia Uniform Securities Act of 2008, or the securities laws, if applicable, of any other state, and applicable rules and regulations thereunder (collectively, the “Securities Acts”) and are unrated; (iii) no official statement or other offering document has been prepared in connection with the issuance of the Bond; (iv) the Purchaser shall have performed its own “due diligence” investigation as to the Issuer, the Project, the Company, and as to any of the sources of payment of debt service on the Bond and has not relied on any representations of the Issuer, its members, directors, officials, employees, agents or legal counsel as to any matters relating to the adequacy of the Pledged Security to provide for the payment of debt service on the Bond; (v) the Bond is being purchased by the Purchaser in a private placement for its own account and not with a view to resale or other distribution or transfer, except in a transaction in which the Purchaser also assigns its leasehold interest in the Project; (vi) the Bond may not be sold, transferred, pledged or hypothecated by the Purchaser or any subsequent holders except in accordance with the provisions of the Bond Resolution governing transfers of the Bond; and (vii) if any transfer of the Bond would subject the Issuer or the Company to any disclosure requirements under any of the Securities Acts, the Company shall, at its own expense and without cost to the Issuer, make such disclosure as to the Issuer, the Company, the Project, the Pledged Security and the Bond, as is required by the Securities Acts. The representations and agreements contained in this Section shall prevail over any inconsistent term or condition that may be contained in the Lease relating to the Project, in the Bond Resolution or in the Bond.

10.          GOVERNING LAW: This Agreement shall be governed by and construed under and in accordance with the internal laws of the State of Georgia (without giving effect to its conflicts of law principles).

11.          ASSIGNMENT: The Purchaser shall be entitled to assign the Bond and its rights under this Agreement in accordance with the terms and conditions of the Bond and Section 2.7 of the Bond Resolution.

12.          AMENDMENT: No amendment or modification of this Agreement shall be effective unless it is in writing and executed by the Issuer, the Company and the Purchaser.

13.          HEADINGS: All paragraphs or other headings used in this Agreement are for convenience of reference only and do not constitute a substantive part of this Agreement.

14.          REQUESTS FOR ADVANCES AND NOTICES: All Requests for Advances shall be delivered to the Purchaser at its address set forth below. All other requests, notices, demands, and other communications under this Agreement shall be given in writing or by fax and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed, to such party at its notice address set forth below, provided that any party may by written notice to the other parties designate a different address for receiving notices under this Agreement; provided, however, that no such change of address will be effective unless and until written notice thereof is actually received by the party to whom such change of address notice is sent.

To the Issuer:	Putnam Development Authority
117 Putnam Drive
Eatonton, Georgia 31024
Attn: Chairman

with copies to:	The Gailey Law Finn, LLC
953 Harmony Road, Suite 101
P.O. Box 3130
Eatonton, Georgia 31024
Attn: Laura R. Gailey, Esq.

and

Seyfarth Shaw LLP
1075 Peachtree Street, Suite 2500
Atlanta, Georgia 30309
Attn: Daniel M. McRae, Esq.

To the Company:	Legacy Housing, LTD
4801 Mark IV Parkway
Fort Worth, Texas 76106
Attn: Curt Hodgson

Any person designated in this Section 14 may, by notice given to the others, designate any additional or different addresses to which subsequent notices, certificates, or other communications shall be sent to it.

15.          EFFECTIVE DATE: This Agreement may be executed prior to the delivery of the Bond to the Purchaser, but shall not become effective until a counterpart hereof executed by all parties hereto is delivered simultaneously with the issuance of the Bond. Upon execution and delivery hereof, as aforesaid, this Agreement and the terms and provisions of the Bond, the Bond Resolution and other documents approved by the Bond Resolution shall supersede the provisions of any commitment letter(s) heretofore issued by the Purchaser to the Issuer and the Company with respect to the Bond, the Credit Facility and the Maximum Principal Amount.

16.          COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered, under seal, by its respective duly authorized representatives.

PUTNAM DEVELOPMENT AUTHORITY

By:
Chairman

ATTEST:

Secretary

[SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO BOND PURCHASE LOAN AGREEMENT]

LEGACY HOUSING, LTD,
a Texas limited partnership

By:	GPLH, LC, a Texas limited liability
company, its general partner

	By:	/s/ Curt Hodgson	[SEAL]
Curt Hodgson, Manager

[SIGNATURE PAGE TO BOND PURCHASE LOAN AGREEMENT]

EXHIBIT A

REQUEST FOR ADVANCE UNDER BOND PURCHASE LOAN AGREEMENT,

BETWEEN THE

PUTNAM DEVELOPMENT AUTHORITY, AS ISSUER,

AND

LEGACY HOUSING, LTD, AS THE LESSEE AND AS PURCHASER,

RELATING TO THE

PUTNAM DEVELOPMENT AUTHORITY

TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND

(LEGACY HOUSING, LTD PROJECT), SERIES 2016

TO: LEGACY HOUSING, LTD, as Purchaser

REQUEST FOR ADVANCE NO.

RELATING TO THE ABOVE-REFERENCED BOND

AMOUNT OF ADVANCE REQUESTED: $

DATE OF REQUEST FOR ADVANCE:

The undersigned, being an Authorized Company Representative of Legacy Housing, LTD, as agent for the Putnam Development Authority, hereby requests an advance in the amount indicated above to pay or to reimburse the Costs of the Project reflected on the accompanying Requisition(s).

The undersigned hereby certifies that:

1.             The net amount of the requested advance is equal to the total amount requested in the attached Requisition(s) and the gross amount of the requested advance when added to the gross amount of previously requested advances does not exceed the Maximum Principal Amount;

2.             The date that this Request for Advance is being delivered is not later than the Expiration Date set forth in Section 4 of the Bond Purchase Loan Agreement, referred to above.

3.             No “Event of Default” as defined in the Bond Purchase Loan Agreement has occurred and is continuing, except:

☐            None

☐            As described on the attached page.

LEGACY HOUSING, LTD

By:
Authorized Company Representative

SCHEDULE I

CERTIFICATE AND REQUISITION FOR PAYMENT

Draw Request #

RELATING TO THE

PUTNAM DEVELOPMENT AUTHORITY

TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND

(LEGACY HOUSING, LTD PROJECT), SERIES 2016

Legacy Housing LTD (the “Company”) hereby requests, pursuant to the Bond Purchase Loan Agreement and the Lease Agreement (the “Lease”) relating to the above-referenced Bond, both by and between the Putnam Development Authority (the “Issuer”) and Legacy Housing, LTD, as the Company and as the Purchaser (check one of the following):

☐            the following amounts be disbursed in cash pursuant to the Bond Purchase Loan Agreement relating to the above-referenced Bond, in accordance with the following payment instructions to the following parties:

Name of Payee	Nature of Cost of Project	Amount

Payment Instructions:

or that:

☐            the Company/Purchaser has incurred costs relating to the Project acquired by the proceeds of the above-referenced Bond in the amount of $                  , and directs that said amount be treated as an advance by the Purchaser to the Project Fund for such Bond, a purchase by the Issuer from the Purchaser of such property at such cost and a reimbursement to the Company for such costs.

The Company does hereby certify to the Issuer and to the Purchaser that, as of the date hereof, (1) the representations and warranties of the Company in the Lease are hereby ratified and confirmed and (2) such costs are properly included within the definition “Costs of the Project” included within such Lease.

LEGACY HOUSING, LTD

By:
Authorized Company Representative